              EXHIBIT 23.1 CONSENT OF PRICEWATERHOUSE COOPERS LLP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-64058) of SpectRX, Inc. of our report dated March 30, 2001 relating to the financial statements of Sterling Medivations, Inc., which appears in the Current Report on Form 8-K/A of SpectRX, Inc. dated March 14, 2002.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
March 14, 2002